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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WORLDSPAN TECHNOLOGIES INC. (Exact name of Registrant as specified in its charter)

Delaware (State of incorporation or organization)	75-3125716 (I.R.S. Employer Identification No.)

300 Galleria Parkway, N.W., Atlanta, Georgia (Address of principal executive offices)	30339 (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

        Securities Act registration statement file number to which the form relates: 333-114043 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        A complete description of the Common Stock, par value $0.01 per share (the "Common Stock"), of Worldspan Technologies Inc. (the "Registrant") which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-114043), filed by the Registrant with the Securities and Exchange Commission on March 30, 2004, as amended from time to time. Such description is hereby incorporated by reference.

ITEM 2.    EXHIBITS.

        Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WORLDSPAN TECHNOLOGIES INC.
By:	/s/ JEFFREY C. SMITH Name: Jeffrey C. Smith Title: General Counsel, Secretary and Senior Vice President—Human Resources

Dated: June 10, 2004

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  ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
  ITEM 2. EXHIBITS.
SIGNATURE